SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 9, 1997




                            COMSTOCK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



      NEVADA                        0-16741                    94-1667468
(State or other jurisdiction      (Commission               (I.R.S. Employer
    of incorporation)             File Number)            Identification Number)



                5005 LBJ Freeway, Suite 1000, Dallas, Texas 75244
                    (Address of principal executive offices)


                                (972) 701 - 2000
                          (Registrant's Telephone No.)

Item 2. Acquisition or Disposition of Assets

     On December 9, 1997, Comstock Resources, Inc. (the "Company"), through a newly formed wholly owned subsidiary, Comstock Offshore, LLC, acquired working interests in certain producing offshore Louisiana oil and gas properties as well as interests in undeveloped offshore oil and gas leases for total cash consideration of approximately $203.4 million from Bois d'Arc Resources ("Bois d' Arc") and certain affiliates and working interest partners of Bois d' Arc.

     The Company acquired interests in 38 wells (24.0 net wells) and eight separate production complexes located in the Gulf of Mexico offshore of Plaquemines and Terrebonne Parishes, Louisiana. The acquisition included interests in the Louisiana State and Federal offshore areas of Main Pass Blocks 21 and 25, Ship Shoal Blocks 66, 67, 68 and 69 and South Pelto Block 1. The Company also acquired interests in six undrilled prospects which have been delineated by 3-D seismic. Approximately $30 million of the purchase price was attributed to the undrilled prospects.

     The acquisition was financed under a new five year $290.0 million revolving credit facility. The Company financed the acquisition and refinanced $77.0 million of outstanding indebtedness under its existing revolving credit facility with borrowings under the new credit facility.

Item 7. Financial Statements and Exhibits

                                                                        Page in
                                                                     This Report
(a) Financial Statements.

    Bois d' Arc Acquisition:

       Report of Independent Public Accountants .............................F-1
       Statements of Revenues and Direct Operating Expenses
            for the Years ended December 31, 1994, 1995 and 1996
            and Nine Months Ended September 30, 1996 and 1997................F-2
       Notes to Statements of Revenues and Direct Operating Expenses.........F-3

(b) Pro Forma Financial Information (Unaudited)

    Comstock Resources, Inc.:

       Pro Forma Consolidated Financial Statements ..........................P-1
       Pro Forma Consolidated Balance Sheet as of September 30, 1997.........P-2
       Pro Forma Consolidated Statement of Operations
            for the Year Ended December 31, 1996.............................P-3
       Pro Forma Consolidated Statement of Operations
            for the Nine Months Ended September 30, 1997.....................P-4
       Notes to Pro Forma Consolidated Financial Statements..................P-5

(c) Exhibits.

       2 Agreement For Purchase and Sale - Bois d' Arc Resources et.al. as Seller and Comstock Oil & Gas - Louisiana, Inc.as Buyer.

       10 Credit Agreement dated as of December 9, 1997 between Comstock Resources, Inc., Comstock Oil & Gas, Inc., Comstock Oil & Gas -- Louisiana, Inc., Comstock Offshore, LLC, the Banks named therein and The First National Bank of Chicago, as Agent and Bank One, Texas, N.A., as Documentation Agent.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors and Stockholders of Comstock Resources, Inc.:

     We have audited the accompanying statements of revenues and direct operating expenses of the Bois d' Arc Acquisition (see Note 1) for the years ended December 31, 1994, 1995 and 1996. These financial statements are the responsibility of the management of Comstock Resources, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such statements present fairly, in all material respects, the revenues and direct operating expenses of the Bois 'd Arc Acquisition described in Note 1 for the years ended December 31, 1994, 1995 and 1996 in conformity with generally accepted accounting principles.


                                                    ARTHUR ANDERSEN LLP


Dallas, Texas,
   December 9, 1997

                             BOIS d' ARC ACQUISITION

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

                 For the Years Ended December 31, 1994, 1995 and
                1996 and for the Nine Months Ended September 30,
                                  1996 and 1997
                                 (In thousands)


                                                                Nine Months
                                Year Ended December 31,      Ended September 30,
                               1994      1995       1996       1996       1997
                               ----      ----       ----       ----       ----
REVENUES                                                         (Unaudited)

  Oil and gas sales         $ 10,785  $ 14,884  $ 41,002    $ 27,406   $ 44,311

DIRECT OPERATING EXPENSES

  Oil and gas operating        2,211     3,348     5,680       3,933      6,539
                            --------   -------   -------     -------   --------

EXCESS OF REVENUES OVER
  DIRECT OPERATING EXPENSES $  8,574  $ 11,536  $ 35,322    $ 23,473   $ 37,772
                            ========  ========  ========    ========   ========














       See Notes to Statements of Revenues and Direct Operating Expenses.

                             BOIS d' ARC ACQUISITION

                             BOIS d' ARC ACQUISITION

          NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


(1) BASIS OF PRESENTATION -

     On December 9, 1997, Comstock Resources, Inc. (the "Company"), through a newly formed wholly owned subsidiary, Comstock Offshore, LLC, acquired working interests in certain producing offshore Louisiana oil and gas properties as well as interests in undeveloped offshore oil and gas leases for total cash consideration of approximately $203.4 million from Bois d'Arc Resources ("Bois d' Arc") and certain affiliates and working interest partners of Bois d' Arc (the "Bois d' Arc Acquisition").

     The Company acquired interests in 38 wells (24.0 net wells) and eight separate production complexes located in the Gulf of Mexico offshore of Plaquemines and Terrebonne Parishes, Louisiana. The acquisition included interests in the Louisiana State and Federal offshore areas of Main Pass Blocks 21 and 25, Ship Shoal Blocks 66, 67, 68 and 69 and South Pelto Block 1. The Company also acquired interests in six undrilled prospects which have been delineated by 3-D seismic. Approximately $30 million of the purchase price was attributed to the undrilled prospects.

     The acquisition was financed under a new five year $290.0 million revolving credit facility. The Company financed the acquisition and refinanced $77.0 million of outstanding indebtness under its existing revolving credit facility with borrowings under the new credit facility.

     The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by the sellers of the properties are not necessarily indicative of the costs to be incurred by the Company.

     Historical financial information reflecting financial position, results of operations and cash flows of the Bois d' Arc Acquisition is not presented because all of the acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)




     The  accompanying  Pro Forma  Consolidated  Financial  Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Comstock Resources, Inc. and subsidiaries (the "Company"). The Pro Forma Consolidated Balance Sheet as of September 30, 1997 has been prepared as if the Bois d' Arc Acquisition was consummated on September 30, 1997. The Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 have been prepared as if the Bois d' Arc Acquisition and the Other 1996 and 1997 Acquisitions, as described in Note 1, were consummated immediately prior to January 1, 1996 and January 1, 1997, respectively.

     The Pro Forma Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Consolidated Statements of Operations due to normal production declines, changes in oil and gas prices, future transactions and other factors. These statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's consolidated financial statements and the related notes included in the Company's quarterly report on Form 10-Q for the nine months ended September 30, 1997.



                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)

                               SEPTEMBER 30, 1997
                                 (In thousands)

                                     ASSETS
                                                        Pro Forma
                                                       Adjustments
                                                         (Note 2)
                                                       Bois d' Arc
                                      Historical      Acquisition(a)   Pro Forma
                                      ----------      --------------   ---------
Cash and Cash Equivalents             $   6,342       $     -          $  6,342
Accounts Receivable:
  Oil and gas sales                      12,260            5,000         17,260
  Joint interest operations               3,641             -             3,641
Other Assets                                390             -               390
                                      ---------       ----------       --------
    Total current assets                 22,633            5,000         27,633
                                      ---------       ----------       --------

Property and Equipment:
  Unevaluated oil and gas leases           -              30,000         30,000
  Oil and gas properties                275,411          172,986        448,397
  Other                                     548            1,000          1,548
  Accumulated depreciation,
    depletion and amortization          (68,015)           -            (68,015)
                                      ---------       ----------      ----------
    Net property and equipment          207,944          203,986        411,930
                                      ---------       ----------      ---------
Other Assets                                115             -               115
                                      ---------       ----------      ---------
                                      $ 230,692       $  208,986      $ 439,678
                                      =========       ==========      =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Portion of Long-term Debt     $       9       $     -         $       9
Accounts Payable and Accrued Expenses    19,385             -            19,385
                                      ---------       ----------      ---------
    Total current liabilities            19,394             -            19,394
                                      ---------       ----------      ---------

Long-term Debt, less Current Portion     83,000          204,442        287,442
Deferred Taxes Payable                    8,796             -             8,796
Other Noncurrent Liabilities                905            4,544          5,449
Stockholders' Equity:
  Common stock - $.50 par,
    24,204,785 shares outstanding        12,102             -            12,102
  Additional paid-in capital            110,099             -           110,099
  Retained deficit                       (3,585)            -            (3,585)
  Less: Deferred compensation -
   restricted stock                         (19)            -               (19)
                                      ---------        ---------      ----------
    Total stockholders' equity          118,597             -           118,597
                                      ---------        ---------      ----------
                                      $ 230,692        $ 208,986      $ 439,678
                                      =========        =========      =========


            See Notes to Pro Forma Consolidated Financial Statements.



                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                      For the Year Ended December 31, 1996
                   (In thousands except for per share amounts)

                                                       Pro Forma Adjustments (Note 2)
                                                                       Other
                                                      Bois d' Arc   1996 and 1997
                                        Historical    Acquisition   Acquisitions   Other      Pro Forma
                                        ----------    -----------   ------------   -----      ---------
Revenues:
     Oil and gas sales                  $  68,915     $  41,002(b)  $  14,940(c)  $    -       $ 124,857
     Gain on sales of property              1,447          -             -             -           1,447
     Other income                             593          -             -             -             593
                                        ---------     ---------     ---------     ---------    ---------
         Total revenues                    70,955        41,002        14,940          -         126,897
                                        ---------     ---------     ---------     ---------    ---------

Expenses:
     Oil and gas operating                 13,838         5,680(b)      1,531(c)       -          21,049
     Exploration                              436          -             -             -             436
     Depreciation, depletion
         and amortization                  18,269          -             -           22,381 (d)    40,650
     General and administrative, net        2,239          -             -             (286)(e)     1,953
     Interest                              10,086          -             -           15,628 (f)    25,714
                                        ---------     ---------     ---------     ---------     ---------
         Total expenses                    44,868         5,680         1,531        37,723        89,802
                                        ---------     ---------     ---------     ---------     ---------

Income from continuing operations
     before income taxes                   26,087        35,322        13,409       (37,723)       37,095
Provision for income taxes                   -             -             -            3,853 (g)     3,853
                                        ---------     ---------     ---------     ---------     ---------
Income from continuing operations          26,087        35,322        13,409       (41,576)       33,242
Preferred stock dividends                  (2,021)         -             -             -           (2,021)
Net income from continuing operations
     attributable to common stock          24,066        35,322        13,409       (41,576)       31,221
Income from discontinued operations         1,866          -             -             -            1,866
Net income attributable to
     common stock                       $  25,932     $  35,322     $  13,409     $ (41,576)    $  33,087
                                        =========     =========     =========     =========     =========
Net income per share:
     Primary                            $     1.58                                              $    2.02
                                        ==========                                              =========
     Fully diluted                      $     1.31                                              $    1.64
                                        ==========                                              =========
Weighted average common shares
           outstanding:
     Primary                                16,370                                                 16,370
                                        ==========                                              =========
     Fully diluted                          21,408                                                 21,408
                                        ==========                                              =========



                             See Notes to Pro Forma Consolidated Financial Statements.


                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                  For the Nine Months Ended September 30, 1997
                    (In thousands, except per share amounts)


                                                     Pro Forma Adjustments (Note 2)
                                                                       Other
                                                     Bois d' Arc   1996 and 1997
                                        Historical   Acquisition   Acquisitions     Other       Pro Forma
                                        ----------   -----------   ------------   ----------    ---------
Revenues:
     Oil and gas sales                  $  59,610    $   44,311 (b) $   1,338(c)  $     -       $ 105,259
     Gain on sales of property                 85          -             -              -              85
     Other income                             597          -             -              -             597
                                        ---------    ----------     ---------     ----------     --------
         Total revenues                    60,292        44,311         1,338           -         105,941
                                        ---------    ----------     ---------     ----------     --------

Expenses:
     Oil and gas operating                 12,849         6,539 (b)       124(c)        -          19,512
     Exploration                              280          -             -              -             280
     Depreciation, depletion
         and amortization                  16,335          -             -            23,223 (d)   39,558
     General and administrative, net        1,811          -             -              (242)(e)    1,569
     Interest                               3,884          -             -             9,710 (f)   13,594
                                        ---------     ---------     ---------     ----------     --------
         Total expenses                    35,159         6,539           124         32,691       74,513
                                        ---------     ---------     ---------     ----------     --------

Income before income taxes                 25,133        37,772         1,214        (32,691)      31,428
Provision for income taxes                  8,796          -             -             2,203 (g)   10,999
                                        ---------     ---------     ---------     ----------     --------
Income                                     16,337        37,772         1,214        (34,894)      20,429
Preferred stock dividends                    (410)         -             -             -             (410)
                                        ---------     ---------     ---------     ----------     --------
Net income attributable
     to common stock                    $  15,927     $  37,772     $   1,214     $  (34,894)    $ 20,019
                                        =========     =========     =========     ==========     ========

Net income per share:
     Primary                            $     .63                                                $    .80
                                        =========                                                ========
     Fully diluted                      $     .62                                                $    .78
                                        =========                                                ========
Weighted average common
     shares outstanding
     Primary                               25,114                                                  25,114
                                        =========                                                ========
     Fully diluted                         26,306                                                  26,306
                                        =========                                                ========



                             See Notes to Pro Forma Consolidated Financial Statements.

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


(1) BASIS OF PRESENTATION -

     On December 9, 1997, Comstock Resources, Inc. (the "Company") through a newly formed wholly owned subsidiary, Comstock Offshore, LLC, acquired working interests in certain producing offshore Louisiana oil and gas properties as well as interests in undeveloped offshore oil and gas leases for total cash consideration of approximately $203.4 million from Bois d'Arc Resources ("Bois d' Arc") and certain affiliates and working interest partners of Bois d' Arc.

     The Company acquired interests in 38 wells (24.0 net wells) and eight separate production complexes located in the Gulf of Mexico offshore of Plaquemines and Terrebonne Parishes, Louisiana. The acquisition included interests in the Louisiana State and Federal offshore areas of Main Pass Blocks 21 and 25, Ship Shoal Blocks 66, 67, 68 and 69 and South Pelto Block 1. The Company also acquired interests in six undrilled prospects which have been delineated by 3-D seismic. Approximately $30 million of the purchase price was attributed to the undrilled prospects.

     In May 1996, the Company purchased working interests in the Double A Wells field in Polk County, Texas for a net purchase price of $100.4 million. The
Company acquired 100% of the capital stock of Black Stone Oil Company, the operator of the field, together with additional interests held by other working interest owners in 19 producing oil and gas properties as well as interests in adjacent undeveloped oil and gas leases. In May 1997, the Company purchased certain producing oil and gas properties located in the Lisbon field in Claiborne Parish, Louisiana for a net purchase price of $20.1 million. The acquisition included interests in 13 wells (7.1 net wells) and approximately 6,400 gross acres. The acquisition closed in 1996 and the acquisition closed in May 1997 are hereafter referred to as the "Other 1996 and 1997 Acquisitions."

     The accompanying Pro Forma Consolidated Balance Sheet at September 30, 1997 and the Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997, have been prepared assuming the Company consummated, immediately prior to each of the periods presented, the Bois d' Arc Acquisition and the Other 1996 and 1997 Acquisitions, funded by borrowings under the Company's bank credit facility.

     The Pro Forma Consolidated Statements of Operations are not necessarily indicative of the results of operations had the above described transactions occurred on the assumed dates.

(2) PRO FORMA ADJUSTMENTS -

     Pro forma adjustments necessary to adjust the Consolidated Balance Sheet and Statements of Operations are as follows:

     (a) To record the assets acquired with the Bois d' Arc Acquisition funded by borrowings under the Company's new bank credit facility.

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                   (Continued)


     (b) To record revenue and direct operating expenses of the Bois d' Acquisition, based on the statements of revenue and direct operating expenses for the year ended December 31, 1996 and for the nine months ended September 30, 1997.

     (c) To record revenue and direct operating expenses of the Other 1996 and 1997 Acquisitions.

     (d) To record estimated depreciation and depletion expense attributable to the Bois d' Arc Acquisition and Other 1996 and 1997 Acquisitions using the unit-of-production method applied to the net cost of the properties acquired.

     (e) To record the operating fee income attributable to Bois d' Arc and the Other 1996 and 1997 Acquisitions, which is netted against general and administrative expense.

     (f) To record interest expense attributable to the increase in debt to finance the purchase of the Bois d' Arc Acquisition and the Other 1996 and 1997 Acquisitions. Interest expense is based upon the weighted average interest rate incurred by the Company under its bank credit facility in assuming the entire cost of the acquisitions had been funded with bank borrowings at January 1 of each period and is net of capitalized interest of $2,048,000 and $1,569,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

     (g) To record income tax expense attributable to the Bois d' Arc Acquisition and the Other 1996 and 1997 Acquisitions.

(3) OIL AND GAS RESERVE INFORMATION (Unaudited)

     The estimates of proved oil and gas reserves were estimated by independent petroleum engineers in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement.

     The following table sets forth proved oil and gas reserves after the Bois d' Arc Acquisition at November 1, 1997, the effective date of the acquisition:

                                            OIL               GAS
                                         (barrels)           (mcf)
                                       -------------    -------------

      Proved Developed Reserves           11,539,000       22,733,000

      Proved Undeveloped Reserves          3,089,000        7,851,000
                                       -------------    -------------

      Total Proved Reserves               14,628,000       30,584,000
                                       =============    =============

     The following table set forth the standardized measure of discounted future net cash flows, excluding future income taxes, relating to proved reserves of the Bois d' Arc Acquisition at November 1, 1997:

          Future Cash Flows                            $  357,760,000
          Future Cost
          Production                                      (68,343,000)
          Development                                     (24,192,000)
                                                       --------------
          Future Net Cash Flows                           265,225,000
          10% Discount Factor                             (70,444,000)
                                                       --------------
          Standardized Measure of
          Discounted future Net Cash Flows             $  194,781,000
                                                       ==============


     Future cash flows were based on September 1997 price for future oil and gas sales.

                    COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
                                   (Continued)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               COMSTOCK RESOURCES, INC.




Dated: December 12, 1997       By:/s/ROLAND O. BURNS
                                  ------------------
                               Roland O. Burns
                               Senior Vice President, Chief Financial Officer,
                               Secretary, and Treasurer (Principal Financial and
                                 Accounting Officer)